UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2017
Medley Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

280 Park Avenue, 6th Floor East, New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212) 759-0777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2017, Medley Management Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2017. Following are the final voting results for the matters submitted to a vote of stockholders.

Proposal No. 1 - Election of Directors

At the annual meeting, the Company’s stockholders elected the persons listed below as directors for a one-year term expiring at the Company’s 2018 annual meeting or until their respective successors are duly elected and qualified:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Brook Taube	236,020,368	1,480,847	1,171,894
Seth Taube	235,727,652	1,773,563	1,171,894
Jeffrey Tonkel	236,376,988	1,124,227	1,171,894
James G. Eaton	237,377,218	123,997	1,171,894
Jeffrey T. Leeds	237,366,669	134,546	1,171,894
Guy Rounsaville, Jr.	236,304,937	1,196,278	1,171,894

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
238,637,207	23,010	12,892	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.
By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: May 11, 2017